AMENDMENT NO 1 TO 8% SERIES C UNSECURED CONVERTIBLE DEBENTURE
                        AND WARRANTS PURCHASE AGREEMENT


Dated as of October 17, 2005

     Reference is made to that certain 8% SERIES C UNSECURED CONVERTIBLE DEBENTURE AND WARRANTS PURCHASE AGREEMENT, dated as of October 18, 2005 (the "Agreement"), entered into by and between the undersigned (the "Investor") and Airtrax, Inc. (Nasdaq OTC Bulletin Board: AITX.OB), a corporation organized and existing under the laws of the State of New Jersey (the "Company").

     All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

     By this Amendment No.1 , the undersigned Investor confirms and agrees with the Company that the definition of Second Closing is hereby amended and restated to read:

     "Second Closing" shall mean the proposed offering, on the same terms and conditions set forth in the Transaction Documents, of up to the remaining $5,000,000 of unsecured convertible debentures and common stock purchase warrants of the Company to certain existing accredited investors of the Company who have elected to exercise their right of participation granted to such investors pursuant to the Securities Purchase Agreement dated as of November 23 and 24, 2004 and the Subscription Agreement dated as of February 11, 2005. The Second Closing shall take place on or prior to October 28, 2005.

The undersigned confirms his/her/its subscription.


          Investor Name:                    ____________________________________


          Authorized Signature:             ____________________________________